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                                                                    EXHIBIT 23.1

                       [CONSENT OF INDEPENDENT ACCOUNTANTS
                         FOR UNION PLANTERS CORPORATION]

            We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 15, 1998, except as to Note 2 which is as of March 3, 1998, which appears on page 41 of Union Planters Corporation's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "EXPERTS" in such Proxy Statement/Prospectus.


PRICE WATERHOUSE, LLP
/s/ PRICE WATERHOUSE LLP
------------------------
Memphis, Tennessee
May 26, 1998